THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION. THERE ARE FURTHER RESTRICTIONS ON THE TRANSFERABILITY OF THE SECURITIES DESCRIBED HEREIN.

THE PURCHASE OF THE SECURITIES INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

SERIES P PREFERRED STOCK PURCHASE AGREEMENT

THIS SERIES P PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”) is dated effective as of the date of the Membership Agreement (as defined below) and is made and tendered to WESAVE INC, a Nevada corporation (the “Company”), by the individual or entity subscribing hereto (“Purchaser”).

RECITALS

A.In connection with the purchase of a Premier Membership offered by the Company pursuant to acknowledgement and agreement to the WeSave Membership Terms (“Membership Agreement”), the Company is offering shares of its Series P Preferred Stock, par value $0.0001 per share (“Preferred Stock”).

B.Purchaser wishes to purchase and the Company wishes to issue to Purchaser one share of Preferred Stock (the “Securities”) for each Premier Membership purchased in accordance with the terms and conditions contained in this Agreement.

The parties therefore agree as follows:

1.Subscription for Securities.  On and subject to the terms and conditions of this Agreement:

(a)Subscription.  Purchaser hereby subscribes for the Securities, and the Company agrees to issue the Securities to Purchaser in consideration for Purchaser purchasing the Premier Membership for the membership price (the “Purchase Amount”).

2.Record.

(a)Record Holder. Upon Purchaser’s payment of the Purchase Amount to the Company and the Company’s acceptance of the Purchaser’s subscription, the Company shall request that the Company’s transfer agent issue and hold in the name of the Purchaser the number of shares purchased, certifying that Purchaser is the record holder of the Securities stated therein. For purposes of this Agreement, the term “record holder” means the person whose name appears on the Company’s transfer agent’s books and records as the Purchaser owning the Securities at issue.

(b)Register of Shares. The Company shall maintain books for the purpose of registering the transfer of shares of capital stock in the Company. Securities transferred in accordance with the terms of this Agreement, or any agreement between or among the shareholders of the Company, shall be transferable on the books of the Company’s transfer agent by the record holder of such shares in person or by such record holder’s duly authorized attorney; but, except as provided in paragraph (c) with respect to lost, stolen or destroyed certificates, no transfer of Securities shall be entered until the Company’s transfer agent receives instructions in accordance with such procedures as the transfer agent may establish.

Except as otherwise required by law, the Company shall be entitled to treat the record holder as shown by the Company’s transfer agent’s records as the owner thereof for all purposes regardless of any notice or knowledge to the contrary.

3.No Registration Statement. Purchaser acknowledges and agrees that the Securities have not been registered with the Securities and Exchange Commission or any state but have been issued pursuant to exemptions under the Federal Securities Act of 1933, as in effect at any given time (the “Securities Act”), and applicable state securities laws.

4.Representations and Warranties. Purchaser represents and warrants to the Company and the Company’s Board of Directors (the “Board of Directors”):

(a)The Purchaser has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  This Agreement constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b)The Purchaser has been advised that this Agreement and the underlying securities have not been registered under the Securities Act or any state securities laws and are offered and sold hereby pursuant to Regulation A, Tier 2 of the Securities Act.

(c)The Purchaser is purchasing the securities to be acquired by the Purchaser hereunder for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. The Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act or any state securities laws, by reason of specific exemptions under the provisions thereof which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of each Purchaser’s representations as expressed herein.

(d)The Purchaser acknowledges that the Purchaser has received all the information the Purchaser has requested from the Company and the Purchaser considers necessary or appropriate for deciding whether to acquire the securities, and the Purchaser represents that the Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of securities and to obtain any additional information necessary to verify the accuracy of the information given to the Purchaser.  In deciding to purchase these Securities, the Purchaser is not relying on the advice or recommendations of the Company and the Purchaser has made its own independent decision that an investment in this instrument and the underlying securities is suitable and appropriate for the Purchaser.  The Purchaser understands that no federal or state agency has passed upon the merits or risks of an investment in the securities or made any finding or determination concerning the fairness or advisability of this investment.

(e) The Purchaser understands and acknowledges that as a Securities investor, the Purchaser shall have no voting, information or inspection rights, aside from any disclosure requirements the Company is required to make under relevant securities regulations.

(f)The Purchaser understands that no public market now exists for any of the securities issued by the Company, and that the Company has made no assurances that a public market will ever exist for the securities to be acquired by the Purchaser hereunder.

(g)The Purchaser is not (i) a citizen or resident of a geographic area in which the purchase or holding of the Securities and the underlying securities is prohibited by applicable law, decree, regulation, treaty, or administrative act, (ii) a citizen or resident of, or located in, a geographic area that is subject to U.S. or other applicable sanctions or embargoes, or (iii) an individual, or an individual employed by or associated with an entity, identified on the U.S. Department of Commerce’s Denied Persons or Entity List, the U.S. Department of Treasury’s Specially Designated Nationals List, the U.S. Department of State’s Debarred Parties List or other applicable sanctions lists. Purchaser hereby represents and agrees that if Purchaser’s country of residence or other circumstances change such that the above representations are no longer accurate, Purchaser will immediately notify Company. Purchaser further represents and warrants that it will not knowingly sell or otherwise transfer any interest in the Securities or the underlying securities to a party subject to U.S. or other applicable sanctions.

(h)If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation, subscription and payment for, and continued ownership of, its beneficial interest in the Securities and the underlying securities will not violate any applicable securities or other laws of the Purchaser’s jurisdiction, including (i) the legal requirements within its jurisdiction for the subscription and the purchase of its beneficial interest in the Securities; (ii) any foreign exchange restrictions applicable to such subscription and purchase; (iii) any governmental or other consents that may need to be obtained; and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, conversion, redemption, sale, or transfer of its beneficial interest in the Securities and the underlying securities. The Purchaser acknowledges that the Company has taken no action in foreign jurisdictions with respect to the Securities (and the Purchaser’s beneficial interest therein) and the underlying securities.

(i)If the Purchaser is a corporate entity: (i) such corporate entity is duly incorporated, validly existing and in good standing under the laws of the state of its incorporation, and has the power and authority to enter into this Agreement; (ii) the execution, delivery and performance by the Purchaser of the Agreement is within the power of the Purchaser and has been duly authorized by all necessary actions on the part of the Purchaser; (iii) to the knowledge of the Purchaser, it is not in violation of its current charter or bylaws, any material statute, rule or regulation applicable to the Purchaser; and (iv) the performance the Agreement does not and will not violate any material judgment, statute, rule or regulation applicable to the Purchaser; result in the acceleration of any material indenture or contract to which the Purchaser is a party or by which it is bound, or otherwise result in the creation or imposition of any lien upon the Purchase Amount.

(j)Purchaser makes the representation regarding its status as an accredited investor as set forth on Exhibit A.

5.Patriot Act Compliance.

(a)Purchaser hereby acknowledges that the Company seeks to comply with all applicable laws concerning money laundering and similar activities.  In furtherance of such efforts, Purchaser hereby represents and agrees that, to the best of Purchaser’s knowledge based upon appropriate diligence and investigation:  (i) none of the cash or property that is paid or contributed to the Company by Purchaser shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment to the Company by Purchaser shall (to the extent that such matters are within Purchaser’s control) cause the Company or the Board of Directors to be in violation of the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001.  Purchaser shall promptly notify the Board of Directors if any of the foregoing shall cease to be true and accurate with respect to Purchaser.

(b)Purchaser hereby agrees to provide to the Board of Directors any additional information regarding Purchaser deemed necessary or convenient by the Board of Directors to ensure compliance with all applicable laws concerning money laundering and similar illicit activities.  Purchaser understands and agrees that the Company or the Board of Directors may release confidential information about Purchaser and, if applicable, any underlying beneficial owners, to proper authorities if the Board of Directors, in its sole discretion, determines that it is in the best interests of the Company or its affiliates in light of relevant rules and regulations under the laws set forth above.

(c)Purchaser understands and agrees that, if at any time Purchaser is discovered that any of the foregoing representations are incorrect, or if otherwise required by applicable law or regulation related to money laundering and similar activities, the Board of Directors may undertake appropriate actions to ensure compliance with applicable law or regulation, including, but not limited to, segregation and/or redemption of Purchaser’s Securities, cessation of dividends, if any, to Purchaser, refusal of future subscriptions by Purchaser, and other similar acts.  In the event that the Board of Directors takes any of the foregoing acts, Purchaser agrees that the Board of Directors, in its sole, absolute and reasonable discretion, may manage the remaining portion of Purchaser’s investment in the Company separate and apart from the Company’s assets, including without limitation selling or otherwise disposing of such assets and reinvesting the proceeds therefrom.  The rights and obligations of the Board of Directors under this Section shall expressly supersede any duties that the Board of Directors may have to Purchaser under applicable law or otherwise.

(d)In addition to any remedies at law or in equity, Purchaser agrees to indemnify and hold harmless the Company, the Board of Directors, officers, shareholders and affiliates of the Company from and against any and all losses, liabilities, damages, penalties, costs, fees and expenses (including legal fees and disbursements) which may result, directly or indirectly, from any acts taken by the Board of Directors in accordance with the preceding paragraph.

6.Confidentiality.  The documents, data, materials, reports and other information provided by the Company to Purchaser (collectively, the “Information”) are strictly confidential and are being made available to Purchaser with the understanding and upon the condition that the Information be used only in connection with the Purchaser’s review and evaluation of the Company (the “Purpose”). By acceptance and review of the Information, Purchaser hereby acknowledges and agrees, for the benefit of the Company, on behalf of itself and, if applicable, any or all of its directors, officers, employees, agents, auditors, advisors, clients, customers and brokers, including without limitation, attorneys, accountants and/or consultants (collectively, “Representatives”), to the following:  not to disclose any of the Information to any person or entity or otherwise make any of the Information public; except that any of the Information may be disclosed (i) to the Purchaser’s Representatives who need to know to evaluate and accomplish the Purpose, so long as such Representatives agree to be bound by the terms and conditions hereof or (ii) in order to comply with any law, order, regulation or ruling applicable to Purchaser.  Purchaser is responsible for any breach of these confidentiality provisions by Purchaser and its Representatives.  Notwithstanding anything provided herein to the contrary, Purchaser shall have the right to disclose to any and all persons, without limitation of any kind, the Federal income tax treatment and structure of the transactions described herein and all materials of any kind pertaining thereto (including opinions and other tax analysis).

7.Indemnification. Purchaser understands and acknowledges that the Company is relying on the representations, warranties and agreements made by Purchaser in this Agreement, and hereby agrees to indemnify the Company, and its shareholders, directors, officers, affiliates, agents and employees, and hold each of them harmless from and against any and all loss, damage, liability or expense, including reasonable attorneys’ fees, that they or any of them may suffer, sustain or incur by reason of or in connection with (a) any material inaccuracy of Purchaser’s representations or warranties set forth in this Agreement; (b) Purchaser’s breach or failure to perform any covenant, undertaking or other agreement contained in this Agreement or any agreement or instrument delivered pursuant to this Agreement; (c) the inaccuracy or incompleteness of any information supplied by Purchaser under this Agreement; or (d) any claim, action, suit or proceeding relating to any of the foregoing (a) through (c).

8.Further Assurances. All information that Purchaser has provided to the Company is true, correct and complete as of the date hereof, and Purchaser agrees to notify the Board of Directors immediately if any representation or warranty contained in this Agreement becomes untrue at any time. Purchaser agrees to provide such information and execute and deliver such documents with respect to itself and, if applicable, its direct and indirect beneficial owners, as the Board of Directors may from time to time reasonably request to verify the accuracy of Purchaser’s representations and warranties herein, to establish the identity of Purchaser and, if applicable, the direct and indirect beneficial owners, and/or to comply with any law, rule, regulation or order to which the Company may be subject.

9.Acceptance of Subscription. Purchaser understands that this Agreement is not binding on the Company until accepted by the Board of Directors, and may be rejected by the Board of Directors in whole or in part in its absolute discretion.  If so rejected, the Board of Directors shall cause the return to Purchaser, without interest or deduction, any payment tendered by Purchaser, and the Company shall have no further obligation to Purchaser hereunder.  Unless and until rejected by the Board of Directors, this subscription shall be irrevocable by Purchaser.

10.Dispute Resolution.

(a)Notwithstanding anything to the contrary in this Agreement, Purchaser agrees that all disputes arising out of (i) this Agreement, (ii) the Company’s offering of the Shares, and (iii) the Purchaser’s Subscription for the Shares shall be submitted first to non-binding mediation in accordance with paragraph (b) and thereafter to binding arbitration in accordance with paragraphs (c) and (d) of this Section 11.  The Purchaser acknowledges and agrees that the parties are waiving their right to seek remedies in court, including the right to jury trial.

(b)The parties shall first seek to resolve any dispute through non-binding mediation with a mediator chosen by mutual agreement of the parties.  Such mediation shall be conducted in Los Angeles, California.

(c)The arbitration will be conducted in the County of Los Angeles in the State of California before, and in accordance with Connecticut law and the rules then in effect of the American Arbitration Association in accordance with its rules for commercial disputes.  The award of the arbitrator or a majority of the arbitrators, as the case may be, will be final, and judgment on the award rendered may be entered in any court having jurisdiction.

(d)No person will bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against the other party that has initiated in court a putative class action or that is a member of a putative class that has not opted out of the class with respect to any claims encompassed by the putative class action until (i) the class certification is denied, (ii) the class is decertified or (iii) the other party is excluded from the class by the court.  Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this Agreement except if stated herein.

(e)Notwithstanding any of the foregoing to the contrary, the Company acknowledges for the avoidance of doubt that this Section 10 shall not apply to claims arising under the Securities Act and the Exchange Act, and by agreeing to the provisions of this Section 10, the Purchaser will not be deemed to have waived compliance with US federal securities laws and the rules and regulations promulgated thereunder.

11.Miscellaneous.

(a)Entire Agreement; Integration.  This Agreement (i) constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and (ii) supersedes and preempts any and all prior and/or contemporaneous agreements and understandings, both oral and written, between the parties with respect to such subject matter.

(b)No Assignment. This Agreement is not assignable by Purchaser without the prior written consent of the Board of Directors.

(c)No Waiver. Neither this Agreement nor any provisions hereof may be waived, modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, modification, discharge or termination is sought.

(d)Survival. The representations and warranties contained in this Agreement shall survive the acceptance of this Agreement and the admission of Purchaser as a shareholder of the Company.

(e)Successors. This Agreement and all the terms and provisions hereof shall be binding upon the parties hereto and their respective legal representatives, heirs, successors and assigns, except as expressly herein otherwise provided.

(f)Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to its conflict of laws principles.  This shall not apply to claims arising under the Securities Act and the Exchange Act.

(g)Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement or affecting the validity or unenforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

(h)Remedies. No remedy conferred hereunder is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity or by statute.

(i)WAIVER OF TRIAL BY JURY. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT.  EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER.  EACH PARTY MAKES THIS WAIVER VOLUNTARILY.

(j)Electronic Transmission.  Signatures to this Agreement that are transmitted electronically (i.e., via e-mail or facsimile) shall be binding.